UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007 (April 5, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On April 6, 2007, GateHouse Media, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Current Report”) with the Securities and Exchange Commission that discussed changes in the Company’s certifying accountant. The Current Report inadvertently mischaracterized certain aspects regarding the Item 4.01(a) disclosure.

The Company also undertook, in the Current Report, to file the letter from KPMG LLP addressed to the Securities and Exchange Commission when the Company received such letter.

The Company hereby amends and restates the Current Report in its entirety to read as follows and to include as Exhibit 16.1, the above referenced letter from KPMG LLP:

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 -	Changes in Registrant’s Certifying Accountant

(a)	Dismissal of KPMG LLP

On April 5, 2007, GateHouse Media, Inc. (the “Company”), upon the approval of the Audit Committee of the Company’s Board of Directors, dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.

KPMG’s reports on the Company’s financial statements as of December 31, 2005 and 2006, and for the year ended December 31, 2006, and the periods from June 6, 2005 to December 31, 2005 and from January 1, 2005 to June 5, 2005, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that they include an explanatory paragraph related to the adoption during 2006 of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” an explanatory paragraph related to the change of the date to June 30 on which the annual impairment assessment of goodwill and intangible assets with indefinite lives is made, and an explanatory paragraph related to the acquisition of all of the Company’s outstanding stock in a business combination in June 2005 accounted for as a purchase and as a result, the consolidated financial information for the period after the acquisition is presented on a different cost basis than for the periods prior to the acquisition and therefore, is not comparable.

During the Company’s fiscal years ended December 31, 2005 and December 31, 2006 and the subsequent interim period through April 5, 2007: there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports; and (ii) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except as disclosed below, related to material weaknesses in the Company’s internal control over financial reporting. For the year ended December 31, 2005, KPMG identified two material weaknesses in the Company’s internal control over financial reporting. These were (1) insufficient analysis of GAAP to determine the appropriate accounting for certain unusual transactions and failure to maintain a policy that requires a formal review of unusual or significant transactions and (2) in conjunction with an acquisition transaction, failure to appropriately establish a new basis of accounting, as required under GAAP, failure to record transaction costs associated with the acquisition transaction in the appropriate period and failure to record in the general ledger post-closing entries to reflect the new basis of accounting. The Company has authorized KPMG to respond fully to the inquiries of the successor accountant regarding this matter. No material weaknesses were identified by KPMG for the year ended December 31, 2006.

The Company provided KPMG with a copy of the above disclosure and requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of such letter is being filed with this amendment to this Current Report on Form 8-K and is attached hereto as Exhibit 16.1.

(b)	Appointment of Ernst & Young LLP

On April 5, 2007, the Company, upon the approval of the Audit Committee of the Company’s Board of Directors, engaged Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm.

Prior to the engagement of EY by the Company, the Company did not consult with EY on any matter that (1) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where either written or oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated April 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: April 13, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated April 13, 2007.